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                            CERTIFICATE OF OWNERSHIP
                                  AND MERGER OF
                                   UPROAR INC.
                                  WITH AND INTO
                                UPROAR (DE), INC.


--------------------------------------------------------------------------------
                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware
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                  Uproar (DE), Inc., pursuant to Section 253 of the General
Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

                  FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:

                  Name                             State of Incorporation
                  ----                             ----------------------

                  Uproar (DE), Inc.                Delaware
                  Uproar Inc.                      Delaware

                  SECOND: That Uproar (DE), Inc. owns more than 90% of the outstanding shares of the common stock of Uproar Inc., which is the only outstanding class of capital stock of Uproar Inc.;

                  THIRD: That the Board of Directors of Uproar (DE), Inc. by unanimous written consent dated January 27, 2000 pursuant to Section 141(f) of the DGCL, duly adopted resolutions authorizing the merger of Uproar Inc. with and into Uproar (DE), Inc. pursuant to section 253 of the DGCL (the "Merger"), with Uproar (DE), Inc. surviving. A true copy of such resolutions is annexed hereto as Exhibit A. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

                  FOURTH: That Article FIRST of the Certificate of Incorporation of Uproar (DE), Inc. shall be amended to read as follows:

               "FIRST: The name of the corporation (hereinafter called the "Corporation") is Uproar Inc."

                  FIFTH: That this Certificate of Ownership and Merger shall be effective upon its filing with the Secretary of State of the State of Delaware.



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                  IN WITNESS WHEREOF, Uproar (DE), Inc. has caused this
Certificate of Ownership and Merger to be executed in its corporate name this day of January 27, 2000.

                                   UPROAR (DE), INC.


                                   By:   /s/ Robert D. Marafioti
                                         -----------------------
                                         Name:    Robert D. Marafioti
                                         Title:   Executive Vice President,
                                                  General Counsel and Secretary



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                                                                       EXHIBIT A


                           CONSENT IN LIEU OF MEETING
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                                UPROAR (DE), INC.


         The undersigned, being all of the directors of Uproar (DE), Inc., a Delaware corporation (the "Corporation"), acting pursuant to section 141(f) of the General Corporation Law of the State of Delaware, hereby adopt, by this written consent, the following resolutions and direct that this written consent be filed with the minutes of the proceedings of the Board of Directors of the
Corporation:

                  RESOLVED, that Uproar Inc., a Delaware corporation ("Uproar"), be merged with and into the Corporation, which shall be the surviving corporation (the "Surviving Corporation"), pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"); and

                  FURTHER RESOLVED, that by virtue of such merger (the "Merger"), each issued and outstanding share of common stock, par value $0.01 per share, of Uproar Inc. that is owned by the Corporation shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor, and

                  FURTHER RESOLVED, that by virtue of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of the Corporation be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

                  FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the Surviving Corporation as set forth in the form attached hereto and that Article FIRST of the Certificate of Incorporation shall be amended to read as follows: "FIRST: The name of the corporation (hereinafter called the "Corporation") is Uproar Inc."; and
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                  FURTHER RESOLVED, that the By-Laws of Uproar shall be the
         By-Laws of the Surviving Corporation as set forth in the form attached hereto; and

                  FURTHER RESOLVED, that the name of the Surviving Corporation shall be Uproar Inc.; and

                  FURTHER RESOLVED, that the directors and officers of the Corporation immediately prior to the Merger shall be the directors and officers of the Surviving Corporation, each to hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the By-Laws of the Surviving Corporation, or as otherwise provided by law; and

                  FURTHER RESOLVED, that the Chairman of the Board or any officer of the Corporation, acting individually, be, and each of them hereby is, authorized and directed to execute and acknowledge in the name of and on behalf of the Corporation a Certificate of Ownership and Merger setting forth, among other things, a copy of these resolutions and the date of their adoption; and that such officers are hereby authorized and directed to cause such executed Certificate of Ownership and Merger to be filed in the Office of the Secretary of State of the State of Delaware in accordance with Sections 103 and 253 of the DGCL; and

                  FURTHER RESOLVED, that the Merger shall become effective and the corporate existence of Uproar shall cease upon the filing of such Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with Sections 103 and 253 of the DGCL; and

                  FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed to take or cause to be taken all such further actions and to execute and deliver or cause to be delivered all such further instruments and documents in the name and on behalf of the Corporation, and to incur all such fees and expenses as in their judgment shall be necessary or advisable in order to carry out fully the intent and purposes of the foregoing resolutions; and

                  FURTHER RESOLVED, that all actions previously taken by an officer or director of the Corporation in connection with the transactions contemplated by these resolutions are hereby adopted, ratified, conformed and approved in all respects.

         IN WITNESS WHEREOF, the undersigned directors of the Corporation have executed this Consent in Lieu of a Meeting as of the day of January 27, 2000.


/s/ Thompson B. Barnhardt                    /s/ Christopher R. Hassett
--------------------------------------       --------------------------
Thompson B. Barnhardt                        Christopher R. Hassett


/s/ Kenneth D. Cron                          /s/ Catherine V. Mackay
--------------------------------------       -----------------------
Kenneth D. Cron                              Catherine V. Mackay


/s/ Esther Dyson                             /s/ Michael K. Simon
--------------------------------------       --------------------
Esther Dyson                                 Michael K. Simon